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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 20, 1998


                              GLACIER BANCORP, INC.


             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


               000-18911                                   81-0468393
        (Commission File Number)                 IRS Employer Identification No.


                                   P.O. Box 27
                                 202 Main Street
                            Kalispell, MT 59903-0027
               (Address of principal executive offices) (zip code)


        Registrant's telephone number, including area code: 406-756-4200



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ITEM 5 - OTHER EVENTS

         On October 20, 1998, Glacier Bancorp, Inc., Kalispell, Montana ("Glacier") entered into a definitive agreement (the "Share Exchange Agreement") with Big Sky Western Bank, a Montana commercial banking corporation ("Big Sky"). Under the terms of the Share Exchange Agreement, all of the outstanding shares of Big Sky common stock will be exchanged for shares of Glacier common stock and Big Sky will become a wholly-owned subsidiary of Glacier.

         The Share Exchange Agreement provides that Big Sky's common stock will be exchanged for up to 250,000 shares of Glacier common stock, as adjusted by certain transaction and other expenses outlined in the Share Exchange Agreement. The exact number of shares to be received by each Big Sky shareholder will be determined by a fixed exchange ratio as set forth in the Share Exchange Agreement.

         Consummation of the share exchange is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of Big Sky. For information regarding the terms of the proposed transaction, reference is made to the Share Exchange Agreement and the press release dated October 20, 1998, which are attached hereto as Exhibits 2, 99, respectively, and incorporated herein by reference.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial statements - not applicable.

        (b)     Pro forma financial information - not applicable.

        (c)     Exhibits:

                (2) Plan and Agreement of Share Exchange, dated as of October 20, 1998

                (99)    Press Release issued by Glacier, dated October 20, 1998



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:   October 20, 1998


                                            GLACIER BANCORP, INC.



                                            By: /s/ Michael J. Blodnick
                                               ---------------------------------
                                                Michael J. Blodnick
                                                President and Chief Executive
                                                Officer